Exhibit 99.1

ALBUQUERQUE, N.M.
August 4, 2022

PNM Resources Reports Second Quarter 2022 Results
2022 and 2023 Ongoing Earnings Guidance Affirmed

•2022 Second Quarter GAAP earnings of $0.18 per diluted share, including unrealized losses on investment securities
•2022 Second Quarter ongoing earnings of $0.57 per diluted share
•Affirmed ongoing earnings guidance ranges of $2.50 - $2.60 for 2022 and $2.60 - $2.75 for 2023

PNM Resources (In millions, except EPS)

	Q2 2022	Q2 2021	YTD 2022	YTD 2021
GAAP net earnings attributable to PNM Resources	$15.4	$53.7	$31.4	$71.3
GAAP diluted EPS	$0.18	$0.62	$0.36	$0.83
Ongoing net earnings	$49.4	$47.5	$92.7	$75.3
Ongoing diluted EPS	$0.57	$0.55	$1.08	$0.88

PNM Resources (NYSE: PNM) today released its 2022 second quarter results. In addition, management affirmed its 2022 consolidated ongoing earnings guidance of $2.50 to $2.60 per diluted share and its 2023 consolidated ongoing earnings guidance of $2.60 to $2.75 per diluted share.

“The end of the second quarter marked an important milestone in PNM’s clean energy transition as we retired Unit 1 of the San Juan Generating Station after powering New Mexico for decades,” said Pat Vincent-Collawn, PNM Resources chairman and CEO. “We sincerely appreciate the teams involved in the preparation and transition of this key resource during a record-breaking peak season at PNM.”

“Our strong second quarter financial performance was driven by robust load growth and weather at TNMP alongside the constructive rate environment in Texas encouraging continued investment to support this increased demand,” added Vincent-Collawn. “Our teams across Texas and New Mexico continue to prioritize the safety, reliability and resiliency of our infrastructure to support the growing needs of our customers.”

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PNM Resources Q2 2022 Earnings            8-4-22                         p. 2 of 4

SEGMENT REPORTING OF 2022 SECOND QUARTER EARNINGS

•PNM – a vertically integrated electric utility in New Mexico with distribution, transmission and generation assets.

•TNMP – an electric transmission and distribution utility in Texas.

•Corporate and Other – reflects the PNM Resources holding company and other subsidiaries.

EPS Results by Segment

	GAAP Diluted EPS		Ongoing Diluted EPS
	Q2 2022	Q2 2021	Q2 2022	Q2 2021
PNM	($0.07)	$0.48	$0.32	$0.39
TNMP	$0.30	$0.18	$0.31	$0.18
Corporate and Other	($0.05)	($0.04)	($0.06)	($0.02)

Consolidated PNM Resources	$0.18	$0.62	$0.57	$0.55

Net changes to GAAP and ongoing earnings in the second quarter of 2022 compared to the second quarter of 2021 include:

•PNM: Increased transmission margins due to higher system demand and new customers, including the Western Spirit transmission contract, were more than offset by realized losses in decommissioning and reclamation trusts, O&M increases, planned plant outage costs, and higher depreciation and property tax expense associated with new capital investments.

•TNMP: Increased usage due to load growth and higher temperatures and rate recovery through Transmission Cost of Service (TCOS) and Distribution Cost of Service (DCOS) increases were partially offset by higher depreciation and property tax expense associated with new capital investments.

•Corporate and Other: Higher interest rates on variable rate debt increased losses.

In addition, GAAP earnings decreased in the second quarter of 2022 resulting from $39.0 million in net unrealized losses on investment securities for decommissioning and reclamation trusts compared to $10.4 million in net unrealized gains in the second quarter of 2021.

Additional materials with information on quarterly results are available at
http://www.pnmresources.com/investors/results.cfm.

UPDATE ON MERGER

On January 3, 2022, PNM Resources and AVANGRID announced an amendment and extension of their merger agreement through April 20, 2023, and an appeal of the NMPRC decision with the New Mexico Supreme Court. The Court’s briefing schedule will conclude on August 5, 2022 with the companies’ response brief. Oral arguments have been requested. There is no statutory deadline for the Court to respond to the request for oral argument nor to act on the appeal.

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PNM Resources Q2 2022 Earnings            8-4-22                         p. 3 of 4

SECOND QUARTER CONFERENCE CALL: 11 A.M. EASTERN THURSDAY, AUGUST 4
PNM Resources will discuss these items during a live conference call and webcast on Thursday, August 4th at 11 a.m. Eastern. Speaking on the call will be Pat Vincent-Collawn, PNM Resources Chairman and Chief Executive Officer, Don Tarry, PNM Resources President and Chief Operating Officer, and Lisa Eden, Senior Vice President and Chief Financial Officer.

The conference call will be simultaneously broadcast and archived on our website at
http://www.pnmresources.com/investors/events-and-presentations. Listeners are encouraged to visit the website at least 30 minutes before the event to register, download and install any necessary audio software.

Investors and analysts can participate in the live conference call by pre-registering using the following link to receive a special dial-in number and PIN: https://dpregister.com/sreg/10168818/f38f044c3e. Telephone participants who are unable to pre-register may participate in the live conference call by dialing (877) 276-8648 or (412) 317-5474 fifteen minutes prior to the event and referencing “the PNM Resources second quarter earnings call”.

Supporting material for PNM Resources’ earnings announcements can be viewed and downloaded at http://www.pnmresources.com/investors/results.cfm.

Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2021 consolidated operating revenues of $1.8 billion. Through its regulated utilities, PNM and TNMP, PNM Resources provides electricity to approximately 800,000 homes and businesses in New Mexico and Texas. PNM serves its customers with a diverse mix of generation and purchased power resources totaling 3.1 gigawatts of capacity, with a goal to achieve 100% emissions-free energy by 2040. For more information, visit the company's website at www.PNMResources.com.

CONTACTS:
Analysts                        Media
Lisa Goodman                        Ray Sandoval
(505) 241-2160                    (505) 241-2782

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PNM Resources Q2 2022 Earnings            8-4-22                         p. 4 of 4

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release for PNM Resources, Inc. (“PNMR”), Public Service Company of New Mexico (“PNM”), or Texas-New Mexico Power Company (“TNMP”) (collectively, the “Company”) that relate to future events or expectations, projections, estimates, intentions, goals, targets, and strategies, including the unaudited financial results and earnings guidance, are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates and apply only as of the date of this report. PNMR, PNM, and TNMP assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, PNMR, PNM, and TNMP caution readers not to place undue reliance on these statements. PNMR's, PNM's, and TNMP's business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond their control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. Additionally, there are risks and uncertainties in connection with the proposed acquisition of us by AVANGRID which may adversely affect our business, future opportunities, employees and common stock, including without limitation, (i) the expected timing and likelihood of completion of the pending Merger, including the timing, receipt and terms and conditions of any remaining required governmental and regulatory approvals of the pending Merger that could reduce anticipated benefits or cause the parties to abandon the transaction, (ii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (iii) the risk that the parties may not be able to satisfy the conditions to the proposed Merger in a timely manner or at all, and (iv) the risk that the proposed transaction could have an adverse effect on the ability of PNMR to retain and hire key personnel and maintain relationships with its customers and suppliers, and on its operating results and businesses generally. For a discussion of risk factors and other important factors affecting forward-looking statements, please see the Company’s Form 10-K, Form 10-Q filings and the information included in the Company’s Forms 8-K with the Securities and Exchange Commission, which factors are specifically incorporated by reference herein.

Non-GAAP Financial Measures
GAAP refers to generally accepted accounting principles in the U.S. Ongoing earnings is a non-GAAP financial measure that excludes the impact of net unrealized mark-to-market gains and losses on economic hedges, the net change in unrealized gains and losses on investment securities, pension expense related to previously disposed of gas distribution business, and certain non-recurring, infrequent, and other items that are not indicative of fundamental changes in the earnings capacity of the Company's operations. The Company uses ongoing earnings and ongoing earnings per diluted share to evaluate the operations of the Company and to establish goals, including those used for certain aspects of incentive compensation, for management and employees. While the Company believes these financial measures are appropriate and useful for investors, they are not measures presented in accordance with GAAP. The Company does not intend for these measures, or any piece of these measures, to represent any financial measure as defined by GAAP. Furthermore, the Company’s calculations of these measures as presented may or may not be comparable to similarly titled measures used by other companies. The Company uses ongoing earnings guidance to provide investors with management's expectations of ongoing financial performance over the period presented. While the Company believes ongoing earnings guidance is an appropriate measure, it is not a measure presented in accordance with GAAP. The Company does not intend for ongoing earnings guidance to represent an expectation of net earnings as defined by GAAP. Since the future differences between GAAP and ongoing earnings are frequently outside the control of the Company, management is generally not able to estimate the impact of the reconciling items between forecasted GAAP net earnings and ongoing earnings guidance, nor their probable impact on GAAP net earnings without unreasonable effort, therefore, management is generally not able to provide a corresponding GAAP equivalent for ongoing earnings guidance. Reconciliations between GAAP and ongoing earnings are contained in schedules 1-4.

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PNM Resources, Inc. and Subsidiaries
Schedule 1
Reconciliation of GAAP to Ongoing Earnings
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	PNMR Consolidated
	(in thousands)
Three Months Ended June 30, 2022
GAAP Net Earnings (Loss) Attributable to PNMR	$(6,217)	$26,051	$(4,473)	$15,361
Adjusting items before income tax effects:
Net change in unrealized gains and losses on investment securities2a	38,979	—	—	38,979
Regulatory disallowances and restructuring costs2b	1,399	—	—	1,399
Pension expense related to previously disposed of gas distribution business2c	614	—	—	614
Merger related costs2d	23	4	288	315
Total adjustments before income tax effects	41,015	4	288	41,307
Income tax impact of above adjustments[1]	(10,418)	(1)	(73)	(10,492)
Income tax impact of non-deductible merger related costs[3]	(80)	61	(4)	(23)
Timing of statutory and effective tax rates on non-recurring items[4]	3,326	379	(440)	3,265
Total income tax impacts[5]	(7,172)	439	(517)	(7,250)
Adjusting items, net of income taxes	33,843	443	(229)	34,057
Ongoing Earnings (Loss)	$27,626	$26,494	$(4,702)	$49,418

Six Months Ended June 30, 2022
GAAP Net Earnings (Loss) Attributable to PNMR	$(1,906)	$41,111	$(7,853)	$31,352
Adjusting items before income tax effects:
Net change in unrealized gains and losses on investment securities2a	69,891	—	—	69,891
Regulatory disallowances and restructuring costs2b	1,399	—	—	1,399
Pension expense related to previously disposed of gas distribution business2c	1,228	—	—	1,228
Merger related costs2d	50	4	1,232	1,286
Total adjustments before income tax effects	72,568	4	1,232	73,804
Income tax impact of above adjustments[1]	(18,432)	(1)	(313)	(18,746)
Income tax impact of non-deductible merger related costs[3]	(11)	282	34	305
Timing of statutory and effective tax rates on non-recurring items[4]	5,974	194	(160)	6,008
Total income tax impacts[5]	(12,469)	475	(439)	(12,433)
Adjusting items, net of income taxes	60,099	479	793	61,371
Ongoing Earnings (Loss)	$58,193	$41,590	$(7,060)	$92,723

[1] Tax effects calculated using a tax rate of 21.0% for TNMP and 25.4% for other segments
[2] The pre-tax impacts (in thousands) of adjusting items are reflected on the GAAP Condensed Consolidated Statements of Earnings as follows:
[a] Decreases in "Gains (losses) on investment securities" reflecting non-cash performance relative to market, not indicative of funding requirements
[b] Increases in "Regulatory disallowances and restructuring costs"
[c] Increases in "Other (deductions)"
[d] Increases in "Administrative and general"
[3] Increases (decreases) in "Income Taxes"
[4] Income tax timing impacts resulting from differences between the statutory rates of 25.4% for PNM, 21.0% for TNMP and the average expected statutory tax rate of 23.2% for PNMR, and the GAAP anticipated effective tax rates of 11.9% for PNM, 13.3% for TNMP, and 10.8% for PNMR, which will reverse by year end

[5] Income tax impacts reflected in "Income Taxes"

PNM Resources, Inc. and Subsidiaries
Schedule 2
Reconciliation of GAAP to Ongoing Earnings
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	PNMR Consolidated
	(in thousands)
Three Months Ended June 30, 2021
GAAP Net Earnings (Loss) Attributable to PNMR	$41,352	$15,650	$(3,293)	$53,709
Adjusting items before income tax effects:
Net change in unrealized gains and losses on investment securities2a	(10,386)	—	—	(10,386)
Pension expense related to previously disposed of gas distribution business2b	849	—	—	849
Merger related costs2c	154	212	1,710	2,076
Total adjustments before income tax effects	(9,383)	212	1,710	(7,461)
Income tax impact of above adjustments[1]	2,383	(45)	(434)	1,904
Income tax impact of non-deductible merger related costs[3]	11	13	165	189
Timing of statutory and effective tax rates on non-recurring items[4]	(751)	(98)	54	(795)
Total income tax impacts[5]	1,643	(130)	(215)	1,298
Adjusting items, net of income taxes	(7,740)	82	1,495	(6,163)
Ongoing Earnings (Loss)	$33,612	$15,732	$(1,798)	$47,546

Six Months Ended June 30, 2021
GAAP Net Earnings (Loss) Attributable to PNMR	$59,888	$24,385	$(12,985)	$71,288
Adjusting items before income tax effects:
Net change in unrealized gains and losses on investment securities2a	(6,105)	—	—	(6,105)
Pension expense related to previously disposed of gas distribution business2b	1,698	—	—	1,698
Merger related costs2c	358	428	8,380	9,166
Total adjustments before income tax effects	(4,049)	428	8,380	4,759
Income tax impact of above adjustments[1]	1,029	(90)	(2,128)	(1,189)
Income tax impact of non-deductible merger related costs[3]	11	35	705	751
Timing of statutory and effective tax rates on non-recurring items[4]	(317)	(98)	148	(267)
Total income tax impacts[5]	723	(153)	(1,275)	(705)
Adjusting items, net of income taxes	(3,326)	275	7,105	4,054
Ongoing Earnings (Loss)	$56,562	$24,660	$(5,880)	$75,342

[1]Tax effects calculated using a tax rate of 21.0% for TNMP and 25.4% for other segments
[2] The pre-tax impacts (in thousands) of adjusting items are reflected on the GAAP Condensed Consolidated Statement of Earnings as follows:
[a] (Increases) in "Gains on investment securities" reflecting non-cash performance relative to market, not indicative of funding requirements
[b] Increases in "Other (deductions)"
[c] Increases in "Administrative and general"
[3] Increase in "Income Tax Expense"
[4] Income tax timing impacts resulting from differences between the statutory tax rates of 25.4% for PNM, 21.0% for TNMP and the average expected statutory tax rate of 24.0% for PNMR, and the GAAP anticipated effective tax rates of 15.8% for PNM, 10.6% for TNMP, and 13.4% for PNMR, which will reverse by year end

[5] Income tax impacts reflected in "Income Taxes"

PNM Resources, Inc. and Subsidiaries
Schedule 3
Reconciliation of GAAP to Ongoing Earnings Per Diluted Share
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	PNMR Consolidated
	(per diluted share)
Three Months Ended June 30, 2022
GAAP Net Earnings (Loss) Attributable to PNMR	$(0.07)	$0.30	$(0.05)	$0.18
Adjusting items, net of income tax effects:
Net change in unrealized gains and losses on investment securities	0.34	—	—	0.34
Regulatory disallowances and restructuring costs	0.01	—	—	0.01
Timing of statutory and effective tax rates on non-recurring items	0.04	0.01	(0.01)	0.04
Total Adjustments	0.39	0.01	(0.01)	0.39
Ongoing Earnings (Loss)	$0.32	$0.31	$(0.06)	$0.57
Average Diluted Shares Outstanding: 86,226,318

Six Months Ended June 30, 2022
GAAP Net Earnings (Loss) Attributable to PNMR	$(0.02)	$0.47	$(0.09)	$0.36
Adjusting items, net of income tax effects:
Net change in unrealized gains and losses on investment securities	0.61	—	—	0.61
Regulatory disallowances and restructuring costs	0.01	—	—	0.01
Pension expense related to previously disposed of gas distribution business	0.01	—	—	0.01
Merger related costs	—	0.01	0.01	0.02
Timing of statutory and effective tax rates on non-recurring items	0.07	—	—	0.07
Total Adjustments	0.70	0.01	0.01	0.72
Ongoing Earnings (Loss)	$0.68	$0.48	$(0.08)	$1.08
Average Diluted Shares Outstanding: 86,198,407

PNM Resources, Inc. and Subsidiaries
Schedule 4
Reconciliation of GAAP to Ongoing Earnings Per Diluted Share
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	PNMR Consolidated
	(per diluted share)
Three Months Ended June 30, 2021
GAAP Net Earnings (Loss) Attributable to PNMR	$0.48	$0.18	$(0.04)	$0.62
Adjusting items, net of income tax effects:
Net change in unrealized gains and losses on investment securities	(0.09)	—	—	(0.09)
Pension expense related to previously disposed of gas distribution business	0.01	—	—	0.01
Merger related costs	—	—	0.02	0.02
Timing of statutory and effective tax rates on non-recurring items	(0.01)	—	—	(0.01)
Total Adjustments	(0.09)	—	0.02	(0.07)
Ongoing Earnings (Loss)	$0.39	$0.18	$(0.02)	$0.55
Average Diluted Shares Outstanding: 86,106,810

Six Months Ended June 30, 2021
GAAP Net Earnings (Loss) Attributable to PNMR	$0.70	$0.28	$(0.15)	$0.83
Adjusting items, net of income tax effects:
Net change in unrealized gains and losses on investment securities	(0.05)	—	—	(0.05)
Pension expense related to previously disposed of gas distribution business	0.01	—	—	0.01
Merger related costs	—	0.01	0.08	0.09
Total Adjustments	(0.04)	0.01	0.08	0.05
Ongoing Earnings (Loss)	$0.66	$0.29	$(0.07)	$0.88
Average Diluted Shares Outstanding: 86,102,436

PNM Resources, Inc. and Subsidiaries
Schedule 5
Condensed Consolidated Statements of Earnings
(Preliminary and Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(In thousands, except per share amounts)
Electric Operating Revenues:
Contracts with customers	$404,320	$368,893	$788,813	$715,478
Alternative revenue programs	2,579	7,236	(2,926)	6,327
Other electric operating revenue	92,831	50,411	157,961	69,442
Total electric operating revenues	499,730	426,540	943,848	791,247
Operating Expenses:
Cost of energy	195,596	152,676	364,010	268,072
Administrative and general	51,342	52,473	107,203	111,938
Energy production costs	42,499	37,439	76,065	74,335
Regulatory disallowances and restructuring costs	1,399	—	1,399	—
Depreciation and amortization	76,769	70,727	152,533	140,601
Transmission and distribution costs	21,156	18,853	39,622	36,170
Taxes other than income taxes	24,577	20,169	48,556	42,762
Total operating expenses	413,338	352,337	789,388	673,878
Operating income	86,392	74,203	154,460	117,369
Other Income and Deductions:
Interest income	3,327	3,578	7,619	7,137
Gains (losses) on investment securities	(41,795)	13,192	(68,368)	14,160
Other income	5,151	4,654	9,481	8,906
Other (deductions)	(3,641)	(5,448)	(5,882)	(8,738)
Net other income and deductions	(36,958)	15,976	(57,150)	21,465
Interest Charges	29,217	24,119	55,437	50,003
Earnings before Income Taxes	20,217	66,060	41,873	88,831
Income Taxes	1,094	8,299	3,532	9,865
Net Earnings	19,123	57,761	38,341	78,966
(Earnings) Attributable to Valencia Non-controlling Interest	(3,630)	(3,920)	(6,725)	(7,414)
Preferred Stock Dividend Requirements of Subsidiary	(132)	(132)	(264)	(264)
Net Earnings Attributable to PNMR	$15,361	$53,709	$31,352	$71,288
Net Earnings Attributable to PNMR per Common Share:
Basic	$0.18	$0.62	$0.36	$0.83
Diluted	$0.18	$0.62	$0.36	$0.83
Dividends Declared per Common Share	$0.3475	$0.3275	$0.6950	$0.6550